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                                                                    EXHIBIT 99.3


                           ALTIMA COMMUNICATIONS, INC.
                        INCENTIVE STOCK OPTION AGREEMENT


         This Incentive Stock Option Agreement (this "Agreement") is entered into effective as of the Date of Grant, between ALTIMA COMMUNICATIONS, INC., a California corporation (the "Company"), and the Optionee.

         A. The Company has adopted the ALTIMA COMMUNICATIONS, INC 1997 Stock Option Plan (a.k.a. ADHOC TECHNOLOGIES, INC. 1997 Stock Option Plan) (the "Plan") authorizing the Board of Directors of the Company, or a committee as provided for in the Plan (the Board or such a committee to be referred to as the "Committee"), to grant incentive stock options to employees of the Company and its Subsidiaries (as defined in the Plan).

         B. The Company desires to give the Optionee an inducement to acquire a proprietary interest in the Company and an added incentive to advance the interests of the Company by granting to the Optionee an option to purchase shares of Common Stock of the Company pursuant to the Plan.

         ACCORDINGLY, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.       Definition.

         1.1 Date of Grant shall mean _____________________.

         1.2 Optionee shall mean ________________________ .

         1.3 Option Shares shall mean ________________ shares.

         1.4 Share Price shall mean _________________per share.

         1.5 Vesting Start Date shall mean __________________.

2.       Grant of Option.

         The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase the Option Shares of the Company's Common Stock (the "Common Stock"), according to the terms and subject to the conditions hereinafter set forth and as set forth in the Plan. Subject to Section 10 of this Agreement, the Option is intended to be an "incentive stock option," as that term is used in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3.       Option Exercise Price.

         The per share price to be paid by the Optionee in the event of any exercise of the Option will be at the Share Price.

4.       Duration of Option and Time of Exercise.

         4.1 Period of Exercisability. The Option shall be exercisable from time to time with respect to the Vested Shares, if any. Notwithstanding anything else to the contrary in this Agreement or in the Plan, the Option shall no longer be exercisable after (and this Option will become void and expire as to all unexercised Option Shares at) 5:00 p.m., California time, on the tenth anniversary of the Date of Grant (the "Time of Termination").
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                  4.1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following respective definitions (unless the context requires otherwise):

                  "Termination" means: (i) the termination of the Optionee's employment with the Company (and all its Subsidiaries) for any reason whatsoever, with or without cause; or (ii) the Optionee is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ of the Company or another Subsidiary).

                  "Termination Date" means the Date of Termination, as reasonably determined by the Company.

                  "Vested Shares" means from time to time the Option Shares which have vested according to the following:

                           (i) 12/48ths of the Option Shares shall become vested as of the last day of twelve full calendar months of continuous employment after the Vesting Start Date (the "Twelve Month Date").

                           (ii) For each three full calendar month of continuous employment from the Twelve Month Date to the Termination Date, an additional 3/48th of the Option Shares shall vest.

                           (iii) In the event that the Termination is caused by the death or Disability (as defined in the Plan) of the Optionee, then any and all remaining Nonvested Shares shall vest on such Termination Date.

The number of Vested Shares at any one point in time shall be rounded to the nearest whole number.

                  "Nonvested Shares" means from time to time the Option Shares which are not Vested Shares. Once all of the Option Shares become Vested Shares, there will be no Nonvested Shares.

5.       Termination of Employment.

(a) Termination Due to Death or Disability. In the event that the Optionee's employment with the Company and all Subsidiaries is terminated by reason of death or Disability, then this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination.

(b) Termination for Reasons Other Than Death or Disability. In the event that the Optionee's employment with the Company and all Subsidiaries is terminated for any reason other than death or Disability, or the Optionee is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Optionee continues in the employ of the Company or another Subsidiary), then this Option will remain exercisable, to the extent exercisable as of such termination, for a period of three months after such termination (30 days in the case of voluntary termination by the Optionee or termination by the Company or any Subsidiary for "cause", as defined in Section 7.2 of the Plan) (but in no event after the Time of Termination).

6.       Change in Control.

(a) Impact of Change in Control. If a Change in Control (as defined in the Plan) of the Company occurs, then the automatic acceleration of exercisability provided in Section 9.3 of the Plan shall not apply to this Option, provided however, that the Committee, in its sole discretion, may provide that this Option will become immediately exercisable in full and will remain exercisable until the Time of Termination, regardless of whether the Optionee remains in the employ of the Company or any Subsidiary. In addition, if a Change in Control of the Company occurs, then the Committee, in its sole discretion and without the consent of the Optionee, may determine that the Optionee will receive, with respect to some or all of the Option Shares, as of the effective date of any such Change in Control of the


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Company, cash in an amount per share equal to the excess of: (x) the Fair Market
Value (as defined in the Plan) of each such Option Share immediately prior to the effective date of such Change in Control of the Company; over (y) the option exercise price per share of this Option.

(b) Limitation on Change in Control Payments. Notwithstanding anything in this
Section 3.3 to the contrary, if, with respect to the Optionee, acceleration of the vesting of this Option or the payment of cash in exchange for all or part of the Option Shares as provided above (which acceleration or payment could be deemed a "payment" within the meaning of Section 280G(b)(2) of the Code), together with any other payments which the Optionee has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a "parachute payment" (as defined in Section 280G(b)(2) of the Code), then the payments to the Optionee as set forth herein will be reduced to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by
Section 4999 of the Code; provided, however, that if the Optionee is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that the Optionee will have the discretion to determine which "payments" will be reduced, that such "payments" will not be reduced or that such "payments" will be "grossed up" for tax purposes), then this Section 3.3(b) will not apply, and any "payments" to the Optionee pursuant to Section 3.3(a) of this Agreement will be treated as "payments" arising under such separate agreement.

7.       Manner of Option Exercise.

7.1 Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained in the Plan and in this Agreement, by delivery, in person, by facsimile or electronic transmission or through the mail, to the Company at its principal executive office (Attention:
President), of a written notice of exercise. Such notice must be in a form satisfactory to the Committee, must identify the Option, must specify the number of Option Shares with respect to which the Option is being exercised, and must be signed by the person or persons so exercising the Option. Such notice must be accompanied by payment in full of the total purchase price of the Option Shares purchased. In the event that the Option is being exercised, as provided by the Plan and Section 3.2 above, by any person or persons other than the Optionee, then the notice must be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee will be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company will deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

7.2 Payment. At the time of exercise of this Option, the Optionee must pay the total purchase price of the Option Shares to be purchased entirely in cash (including a check, bank draft or money order, payable to the order of the Company); provided, however, that the Committee, in its sole discretion, may allow such payment to be made, in whole or in part, by tender of a promissory note (on terms acceptable to the Committee in its sole discretion) or a Broker Exercise Notice or Previously Acquired Shares (as such terms are defined in the Plan), or by a combination of such methods. In the event that the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, then the value of such shares will be equal to their Fair Market Value on the date of exercise of this Option.

7.3 Investment Representations. In the event that the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time that this Option is exercised to purchase such Option Shares, then: (i) concurrently with such exercise, the person exercising this Option


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(the "Purchaser") shall make such investment representations to the Company in writing as may be deemed necessary or advisable by counsel for the Company; and
(ii) in connection with such purchase of such Option Shares, the Purchaser hereby represents and warrants to the Company as follows:

                  7.3.1 Investment Intent. The Purchaser is purchasing the Option Shares solely for the Purchaser's own account (or for a trust account) for investment purposes only and not with a view to, or for resale in connection with any "distribution" thereof as that term is used for purposes of the Securities Act.

                  7.3.2 Information About the Company. The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Option Shares.

                  7.3.3 High Risk. The Purchaser realizes that the investment in the Option Shares involves a high degree of risk. The Purchaser is able, without impairing the Purchaser's financial condition, to hold the Option Shares for an indefinite period of time and to suffer a complete loss of the investment.

                  7.3.4 Shares Not Registered. The Purchaser understands that the Option Shares have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the SEC, the statutory basis for such exemption may be unavailable if the Purchaser's representations were predicated solely upon a present intention to hold the Option Shares: (i) for the minimum capital gains period specified under tax statutes; (ii) for a deferred sale; (iii) for or until an increase or decrease in the market price of the Option Shares; or (iv) for a period of one year or any other fixed period in the future.

                  7.3.5 Held Indefinitely. The Purchaser understands that the Option Shares must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, the Purchaser understands that the Company is under no obligation to register the Option Shares. The Purchaser understands that the stock certificate(s) evidencing the Option Shares will be imprinted with a legend which prohibits the transfer of the Option Shares unless they are registered or such registration is not required in the opinion of counsel for the Company.

                  7.3.6 Rule 144. The Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer), in a non-public offering, subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain public information about the Company; (ii) the resale occurring not less than one year after the party has purchased and "fully" paid for the securities to be sold;
(iii) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended); and (iv) the amount of securities being sold during any three month period not exceeding certain limitations stated the Rule.

                  7.3.7 No Public Market. The Purchaser further understands that at the time the Purchaser wishes to sell the Option Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Option Shares under Rule 144 even if the one-year minimum holding period were satisfied.

                  7.3.8 Substantial Burden of Proof. The Purchaser understands that: (I) notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales; and
(ii) any such persons and their respective brokers who participate in such transactions do so at their own risk.

8.       Rights of Optionee; Transferability.



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8.1 Employment. Nothing in this Agreement will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment of the Optionee at any time, nor confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary at any particular position or rate of pay or for any particular period of time.

8.2 Rights as a Shareholder. The Optionee will have no rights as a shareholder unless and until all conditions to the effective exercise of this Option (including, without limitation, the conditions set forth in Sections 4 and 6 of this Agreement) have been satisfied and the Optionee has become the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to this Option as to which there is a record date preceding the date the Optionee becomes the holder of record of such shares, except as may otherwise be provided in the Plan or determined by the Committee in its sole discretion.

8.3 Restrictions on Transfer. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of the Optionee in this Option prior to exercise may be assigned or transferred, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. The Optionee will, however, be entitled to designate a beneficiary to receive this Option upon such Optionee's death, and, in the event of the Optionee's death, exercise of this Option (to the extent permitted pursuant to Section 3.2(a) of this Agreement) may be made by the Optionee's legal representatives, heirs and legatees.

9.       Securities Law and Other Restrictions.

9.1 Restrictions on Issuance and on Transfer. Notwithstanding any other provision of the Plan or this Agreement, the Company will not be required to issue, and the Optionee may not sell, assign, transfer or otherwise dispose of, any Option Shares, unless (a) there is in effect with respect to the Option Shares a registration statement under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws or an exemption from such registration, and (b) there has been obtained any other consent, approval, or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale, or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing Option Shares, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

9.2 Lock-up. The Optionee (and any other holder of any of the Option Shares) hereby agrees not to offer, sell, or otherwise dispose of any of the Company's Common Stock held of record or beneficially owned by such person during such period following the effective date of the registration statement for any underwritten public offering by the Company as is requested by the managing underwriter for such offering. Such restriction shall not apply to Option Shares registered in such offering. In order to enforce this provision, the Company may impose stop-transfer instructions with respect to such Option Shares until the end of such period.

10.      Withholding Taxes.

         The Company is entitled to (a) withhold and deduct from future wages of the Optionee (or from other amounts that may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the Option, including, without limitation, the grant or exercise of this Option or a disqualifying disposition of any Option Shares, or (b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee agrees to pay to the


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Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state, or local law.

11.      Adjustments.

         In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture, or extraordinary dividend (including a spin-off), or any other change in the corporate structure or shares of the Company, then the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) subject to, and the exercise price of, this Option.

12.      Subject to Plan.

         The Option and the Option Shares granted and issued pursuant to this Agreement have been granted and issued under, and are subject to the terms of, the Plan. The terms of the Plan are incorporated by reference in this Agreement in their entirety, and the Optionee, by execution of this Agreement, acknowledges having received a copy of the Plan. The provisions of this Agreement will be interpreted as to be consistent with the Plan, and any ambiguities in this Agreement will be interpreted by reference to the Plan. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, then the terms of the Plan will prevail.

13.      Incentive Stock Option Limitations.

13.1 Limitation on Amount. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by the Optionee during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess incentive stock options will be treated as non-statutory stock options in the manner set forth in the Plan.

13.2 Limitation on Exercisability; Disposition of Option Shares . Any incentive stock option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a non-statutory stock option. In addition, in the event that a disposition (as defined in Section 424(c) of the Code) of shares of Common Stock acquired pursuant to the exercise of an incentive stock option occurs prior to the expiration of two years after its date of grant or the expiration of one year after its date of exercise (a "disqualifying disposition"), such incentive stock option will, to the extent of such disqualifying disposition, be treated in a manner similar to a non-statutory stock option.

13.3 No Representation or Warranty. Section 422 of the Code and the rules and regulations thereunder are complex, and neither the Plan nor this Agreement purports to summarize or otherwise set forth all of the conditions that need to be satisfied in order for this Option to qualify as an incentive stock option. In addition, this Option may contain terms and conditions that allow for exercise of this Option beyond the periods permitted by Section 422 of the Code, including, without limitation, the periods described in Section 10.2 of this Agreement. Accordingly, the Company makes no representation or warranty regarding whether the exercise of this Option will qualify as the exercise of an incentive stock option, and the Company recommends that the Optionee consult with the Optionee's own advisors before making any determination regarding the exercise of this Option or the sale of the Option Shares. In addition, the Optionee understands and acknowledges that: (i) the Company has made no representations or warranties to the Optionee with respect to any of the tax consequences of the transactions contemplated by this


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Agreement; and (ii) the Optionee is in no manner relying on the Company or any of its representatives for an assessment of such tax consequences.

14.      Miscellaneous.

14.1 Binding Effect. This Agreement will be binding upon the heirs, executors, administrators, and successors of the parties to this Agreement.

14.2 Governing Law. This Agreement and all rights and obligations under this Agreement will be construed in accordance with the Plan and governed by the laws of the State of California, without regard to conflicts of laws provisions. Any legal proceeding related to this Agreement will be brought in an appropriate California court, and the parties to this Agreement consent to the exclusive jurisdiction of the court for this purpose.

14.3 Entire Agreement. This Agreement and the Plan set forth the entire agreement and understanding of the parties to this Agreement with respect to the grant and exercise of this Option and the administration of the Plan and supersede all prior agreements (including any letter from the Company setting forth the terms of the Optionee's employment with the Company), arrangements, proposals, plans, and understandings relating to the grant and exercise of this Option and the administration of the Plan.

14.4 Amendment and Waiver. Other than as provided in the Plan, this Agreement may be amended, waived, modified, or canceled only by a written instrument executed by the parties to this Agreement or, in the case of a waiver, by the party waiving compliance.

         The parties to this Agreement have executed this Agreement effective as of the date first set forth above.

THE COMPANY:                             ALTIMA COMMUNICATIONS, INC., a
                                         California corporation

                                         By:    ________________________________
                                         Name:  Stewart Wu
                                         Title: President
                                         Addr:  2055 Gateway Place, Suite 700
                                                San Jose, CA 95110



By execution of this Agreement,          OPTIONEE
the Optionee acknowledges having
received a copy of the Plan.
                                         _______________________________________


                                 Name:   _______________________________________


                                 Address:_______________________________________

                                         _______________________________________



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
                                CONSENT OF SPOUSE


The undersigned hereby acknowledges and agrees that:

         1. The undersigned is the spouse of the Optionee.

         2. The undersigned has read and understands the provisions of the foregoing Incentive Stock Option Agreement (the "Agreement").

         3. In consideration of the granting to the Optionee by the Company of the right to acquire the Option Shares, the undersigned hereby:

                  (i) Consents and agrees to be irrevocably bound by the Agreement.

                  (ii) Agrees that any community property or similar interest shall be similarly bound.

                  (iii) Appoints the Optionee as the undersigned's attorney-in-fact with respect to any amendment of, or exercise of any rights under, the Agreement.

         Executed effective as of the date of the Agreement.


                                  _____________________________________________
                                  (Signature of the Optionee's Spouse)

                                  _____________________________________________
                                  (Type or Print Name of the Optionee's Spouse) (If none, please sign below)


                        SIGN ABOVE OR BELOW AS APPLICABLE


         The Optionee hereby certifies that the Optionee is not legally married as of the date of the Agreement.

                                   _____________________________________________
                                   (Signature of the Optionee)





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                          ALTIMA COMMUNICATIONS, INC.
                               NOTICE OF EXERCISE
                           OF INCENTIVE STOCK OPTION


To the Secretary of
ALTIMA COMMUNICATIONS, INC.:
2055 Gateway Place, Suite 700
San Jose, CA 95110


     ALTIMA COMMUNICATIONS, INC., a California corporation (the "Company"), and the employee specified below in item 1 (the "Employee"), entered into an Incentive Stock Option Agreement (the "Agreement"), dated effective as of the date of grant specified below in item 2. The Agreement evidences the grant by the Company to the Employee of an option (the "Option") to purchase the aggregate number of shares specified below in item 3 of the Common Stock of the Company (the "Shares") at the purchase price per Share specified below in item 4, which Option was granted pursuant to the Company's 1997 Stock Option Plan.

     The Employee hereby notifies the Company that the Employee elects to exercise the Option to purchase the number of Shares specified below in item 5. Accompanying this notice is payment of the total exercise price specified below in item 6 in the form of (check the appropriate box): [ ] a check made payable to the Company, or [ ] if allowed by the Company, a Secured Promissory Note duly executed by the Employee. Also attached hereto is a completed and signed Investment Representation Statement.

1. Print the Name of the Employee:
                                          -------------------------------------

2. Date of Grant of the Option:
                                          -------------------------------------

3. Aggregate Number of Shares for Option:
                                          -------------------------------------

4. Exercise Price Per Share:
                                          -------------------------------------

5. Number of Shares being Purchased Now:
                                          -------------------------------------

6. Total Exercise Price [(4)x(5)]:
                                          -------------------------------------



     Executed effective as of          , 19  .
                              ---------    --



                                          -------------------------------------
                                          (Signature of the Employee)



                                          -------------------------------------
                                          (Address of the Employee)



                                          -------------------------------------

                      INVESTMENT REPRESENTATIONS STATEMENT
                            (FOR ORIGINAL ISSUANCE)

THE PURCHASER:      _________________________________________

THE COMPANY:        ALTIMA COMMUNICATIONS, INC., a California corporation

AMOUNT AND TYPE
OF SECURITIES:      _____ shares of Common Stock

AMOUNT PAID:        $_________

DATE OF ISSUANCE:   _________, 19___

     In connection with the purchase of the above-listed Securities, the Purchaser hereby represents to the Company the following:

     (a) The Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgable decision to acquire the Securities. The Purchaser acknowledges and understands that neither the Company nor its agents or attorneys in any way represent or guarantee that the investment in the Securities will be profitable or is suitable for the Purchaser. The Purchaser is purchasing these Securities for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("Securities Act").

     (b) The Purchaser understands that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of its investment intent as expressed herein. In this connection, the Purchaser understands that, in the view of the Securities and Exchange Commission (the "SEC"), the statutory basis for such exemption may be unavailable if its representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future.

     (c) The Purchaser further understands that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. In addition, the Purchaser understands that the certificate(s) evidencing the Securities will be imprinted with a legend, which prohibits the transfer of the Securities unless they are registered or an exemption from registration is available, unless such legend is not required in the opinion of counsel reasonably satisfactory to the Company.

     (d) The Purchaser is aware of the provisions of Rule 144, promulgated under the Securities Act, which in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) the availability of certain public information about the Company; (ii) the resale occurring not less than one year after the party has


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purchased and paid for the securities to be sold; and (iii) in the case of an affiliate, or a non-affiliate who has held the restricted securities for less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as such term is defined under the Securities Exchange Act of 1934, as amended), and the amount of securities being sold during any three-month period not exceeding the specified limitations stated therein.

     (e) The Purchaser further understands that at the time the Purchaser wishes to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, the Purchaser would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

     (f) The Purchaser further understands that in the event that all of the requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

     Executed effective as of ____________________,____.


THE PURCHASER:                     ____________________________________________
                                   (Print the Name of the Purchaser)



                                   ____________________________________________
                                   (Signature of the Purchaser)


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